Exhibit 99.1
For Release on January 19, 2015
7 p.m. EST

Contact:
Ed Pierce
Chief Financial Officer
818-878-7900
On Assignment Enters into Definitive Agreement to Sell Its Physician Staffing Segment;
Announces New $100 Million Stock Repurchase Program
CALABASAS, CA -On Assignment, Inc. (NYSE: ASGN) (the “Company”) announced today that it has entered into a definitive purchase agreement to sell its physician staffing segment, VISTA Staffing Solutions, Inc. (“Vista”) to Envision Healthcare (NYSE: EVHC) (“Envision”) for $123.0 million. Net proceeds from the sale (after income taxes and transaction expenses) are estimated to be $102.0 to $105.0 million. The transaction is expected to close in February pending completion of certain closing conditions. Estimated revenues from Vista for 2014 were approximately $135.0 million.

Envision, and its more than 34,000 employees and affiliated physicians, offers an array of physician-led healthcare related services to consumers, hospitals, healthcare systems, health plans and local, state and national government entities. Envision Healthcare (NYSE: EVHC) is a leading provider of physician-led, outsourced medical services. The company provides a broad range of coordinated, clinically-based care solutions across the continuum of care, from medical transportation to hospital encounters to comprehensive care alternatives in various settings.

"We were approached by Envision, one of the largest and most respected healthcare companies in the industry, to acquire Vista and determined that this would greatly benefit both organizations, our employees, and our stockholders, said Peter Dameris, President and CEO of On Assignment. This is an incredible opportunity for Vista to align with a world class healthcare organization. Furthermore, this transaction will provide us with additional cash to pursue strategic acquisitions, execute repurchases of shares, increase investments in our organic growth strategy, and pay down debt.”

“We staff thousands of clinicians each year so joining forces with the very talented team of one of the largest locum tenens physician staffing firms in the nation was a logical move,” said William A. Sanger, Chairman, President and Chief Executive Officer of Envision. “We are dedicated to being pioneers in each area of healthcare we operate and that includes the staffing of our workforce. VISTA’s business practices and systems will be key differentiators for us as we develop our comprehensive multi-specialty staffing practice for all levels of clinicians.”

Financial Treatment of Vista’s Results of Operations

In the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on or before March 2, 2015, Vista’s results of operations for 2014 will be included in the Company’s consolidated results of operations, and the sale of Vista will be disclosed as a subsequent event. In all subsequent filings with the SEC, Vista’s operating results will be reported as discontinued operations on a retrospective basis for all periods presented. In the Company’s press release covering its financial results for the fourth quarter of 2014, which is scheduled to be released on February 18, 2015, the Company will include historical quarterly operating results of the Company for 2013 and 2014 that have been restated to report Vista as discontinued operations.

Board Authorizes New $100 Stock Repurchase Program

In December 2014, the Company completed its existing $100 million share repurchase program whereby the Company repurchased 3.4 million shares at an average per share price of $29.78.
On January 16, 2015, the Company’s Board of Directors authorized a new $100 million share repurchase program subject in part to amendment of its credit facility. The new share repurchase will be effective beginning after close of trade two days after the Company’s next release of earnings.

Conference Call

The Company will hold a brief conference call on Tuesday, January 20 at 4:30 p.m. EST to discuss this transaction. The dial-in number for this conference call is 800-230-1074 (+1-612-234-9959 outside the United States). Please reference Conference ID number 351321. The call will be hosted by Peter Dameris, President and Chief Executive Officer of On Assignment, Inc. A replay of the conference call will be available from 6:30 p.m. EST on, Tuesday, January 20, 2015 until 11:30 p.m. EST on Tuesday, February 3, 2015. The dial-in number for the replay is 800-475-6701 (+1-320-365-3844 outside the United States). The replay access code is 351321. This call is being webcast by CCBN and can be accessed through On Assignment's website at www.onassignment.com.

Fourth Quarter 2014 Financial Results

As previously announced, the Company will release its financial results for the fourth quarter of 2014 on Wednesday, February 18, 2015, to be followed by its regular quarterly conferenced call scheduled for 4:30 p.m. EST. With respect to financial results for the fourth quarter of 2014, the Company expects its revenues and Adjusted EBITDA (a non-GAAP measure defined below) for the fourth quarter of 2014 will be slightly above the high end of its previously-announced financial estimates.

About On Assignment

On Assignment, Inc. is a leading global provider of in-demand, skilled professionals in the growing technology, healthcare and life sciences sectors, where quality people are the key to success. The Company goes beyond matching résumés with job descriptions to match people they know into positions they understand for temporary, contract-to-hire, and direct hire assignments. Clients recognize On Assignment for its quality candidates, quick response, and successful assignments. Professionals think of On Assignment as a career-building partner with the depth and breadth of experience to help them reach their goals.

On Assignment, which is based in Calabasas, California, was founded in 1985 and went public in 1992. The Company has a network of branch offices throughout the United States, Canada, United Kingdom, Netherlands, Ireland, and Belgium. To learn more, visit www.onassignment.com.

Reasons for Presentation of Non-GAAP Financial Measures

Statements in this release and the Supplemental Financial Information accompanying include non-GAAP financial measures. Such information is provided as additional information, not as an alternative to our consolidated financial statements presented in accordance with GAAP, and is intended to enhance an overall understanding of our current financial performance. The Supplemental Financial Information sets forth financial measures reviewed by our management to evaluate our operating performance. Such measures also are used to determine a portion of the compensation for some of our executives and employees. We believe the non-GAAP financial measures provide useful information to management, investors and prospective investors by excluding certain charges and other amounts that we believe are not indicative of our core operating results. These non-GAAP measures are included to provide management, our investors and prospective investors with an alternative method for assessing our operating results in a manner that is focused on the performance of our ongoing operations and to provide a more consistent basis for comparison between quarters. One of the non-GAAP financial measures presented is EBITDA (earnings before interest, taxes, depreciation, and amortization of intangible assets), other terms include Adjusted EBITDA (EBITDA plus equity-based compensation expense, impairment charges, write-off of loan costs, and acquisition, integration and strategic planning expenses) and non-GAAP income from continuing operations (income from continuing operations, plus write-off of loan costs, and acquisition, integration and strategic planning expenses, net of tax) and adjusted income from continuing operations and related per share amounts. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly-titled measures reported by other companies. The financial statement tables that accompany this press release include reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding the Company's anticipated financial and operating performance in 2014. All statements in this release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results might differ materially. In particular, the Company makes no assurances that the estimates of revenues, gross margin, SG&A, Adjusted EBITDA, income from continuing operations, adjusted income from continuing operations, earnings per share or earnings per diluted share set forth above will be achieved. Factors that could cause or contribute to such differences include actual demand for our services, our ability to attract, train and retain qualified staffing consultants, our ability to remain competitive in obtaining and retaining temporary staffing clients, the availability of qualified temporary professionals, management of our growth, continued performance of our enterprise-wide information systems, our ability to manage our potential or actual litigation matters, the successful integration of our recently acquired subsidiaries, the successful implementation of our five-year strategic plan, and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2013, as filed with the SEC on March 3, 2014 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014, June 30, 2014 and September 30, 2014 as filed with the SEC on May 9, 2014, August 11, 2014 and November 7, 2014, respectively. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.